EXHIBIT 16.1

                           [LETTERHEAD]

                          November 21, 2005




Securities and Exchange Commission
100 "F" Street, N.E.
Washington, D.C.

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Boulder Capital Opportunities II, Inc. dated November 21, 2005.



Very truly yours,


/s/ Michael Johnson
-------------------------------
Michael Johnson & Co., LLC.